Exhibit 99.1

Company Contact

David Lyle

Chief Financial Officer

investors@airgain.com

Airgain Reports First Quarter 2020 Financial Results

San Diego, CA, May 7, 2020 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive, today announced GAAP net loss of $1.2 million and GAAP EPS of $(0.12) for the three months ended March 31, 2020 (Q1-20). The Q1-20 net income decreased $1.3 million from net income of $0.1 million for the three months ended December 31, 2019 (Q4-19).

“I am pleased that we were able to deliver on our previous financial guidance given the dynamic environment we are operating in,” said Airgain’s Chief Executive Officer and President, Jacob Suen. “More importantly, the launch of AirgainConnectTM serves not only as a critical pivot-point in our company towards our transition to a more diverse solutions capability, delivering higher levels of integration, but also as an example of how our team can make significant innovations in the face of a rapidly evolving market.”

2020 Q1 Financial Highlights

•	Sales of $11.2 million
•	Gross margin of 47.5%
•	Net loss of $1.2 million
•	GAAP earnings per share of $(0.12)
•	Non-GAAP earnings per share of $(0.05)
•	Adjusted EBITDA of $(0.4) million

2020 Q1 Financial Results

Sales decreased 14% to $11.2 million in Q1-20 compared to $13.0 million in Q4-19. The lower sales were primarily driven by impacts from COVID-19 and more modestly by typical seasonal softness in our products sales. Our Q1-20 sales decreased $3.9 million compared to sales of $15.1 million in the three months ended March 31, 2019 (Q1-19). The lower sales were primarily driven by impacts from COVID-19 and a product cycle transition for several large volume embedded antenna products.

Gross profit decreased 8% in Q1-20 to $5.3 million from $5.8 million in Q4-19. Gross margin was 47.5% in Q1-20, which increased from 44.4% in Q4-19 largely due to manufacturing efficiencies and to a lesser extent favorable product sales mix. Q1-20 gross margin increased 2.6% from 44.9% in Q1-19 due to a favorable change in the product sales mix.

Total operating expenses of $6.6 million for Q1-20 increased 13% compared to $5.9 million in Q4-19 primarily due to changes in personnel expenses. Q1-20 operating expenses were slightly higher than the $6.6 million in Q1-19. Q1-20 non-GAAP operating expenses totaled $5.8 million compared to non-GAAP operating expenses of $5.1 million in Q4-19. Non-GAAP operating expenses for Q1-19 were $6.0 million (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Net loss totaled $1.2 million or $(0.12) per share (based on 9.7 million shares), compared to net income of $0.1 million or $0.01 per share (based on 10.0 million diluted shares) in Q4-19. The Q1-

20 net loss increased $1.5 million as compared to the Q1-19 net income of $0.3 million or $0.03 per share (based on 10.0 million diluted shares). Q1-20 non-GAAP net loss totaled $0.5 million or $(0.05) per share (based on 9.7 million shares), compared to non-GAAP net income of $0.7 million or $0.07 per share (based on 10.0 million diluted shares) in Q4-19. Non-GAAP net income in Q1-19 was $0.9 million or $0.09 per share (based on 10.0 million diluted shares) (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income, and stock-based compensation) decreased to $(0.4) million in Q1-20 compared to Adjusted EBITDA of $0.8 million in Q4-19. The Q1-19 Adjusted EBITDA was $1.0 million (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

2020 Q2 Financial Outlook

•	Total sales are expected to be in the range of $10.5 million to $12.0 million

Expected sales strength from the Enterprise market, primarily due to a recovery from COVID-19 slowdown in Q1-20 of one of our large Chinese customers, is expected to be offset by pressure from our Consumer market sales, primarily due to the impact from COVID-19.

•	Gross margin is expected to be in the range of 45% to 47%
•	Non-GAAP operating expenses is expected to be $6.0 million, plus or minus $0.25 million

Our financial outlook for the three months ending June 30, 2020 (Q2-20), including reconciliations of GAAP to non-GAAP and Adjusted EBITDA, can be found at the end of this press release.

Conference Call

Airgain management will hold a conference call today Thursday, May 7, 2020, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss financial results for the first quarter ended March 31, 2020, and to provide an update on business conditions.

Airgain management will host the presentation, followed by a question and answer period.

Date: Thursday, May 7, 2020

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in: 1-866-324-3683

International dial-in: 509-844-0959

Conference ID: 8671588

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company at 1-760-579-0200.

The conference call will be broadcast simultaneously and available for replay via the investor relations section of the company's website.

A replay of the call is available after 7:30 p.m. Eastern Time on the same day through June 6, 2020.

U.S. replay dial-in: 1-855-859-2056 or 404-537-3406

Replay ID: 8671588

About Airgain, Inc.

Airgain is a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive. Combining design-led thinking with testing and development, Airgain works in partnership with the entire ecosystem, including carriers, chipset suppliers, OEMs, and ODMs. Airgain’s antennas are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet, and asset tracking devices. Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., China, and Taiwan. For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding our potential transition to a more diverse solutions capability and our Q2-20 financial outlook. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; the COVID-19 pandemic may continue to disrupt and otherwise adversely affect our operations and those of our suppliers, partners, distributors and ultimate end customers, and the overall supply chain that our antennas are used in, as well as adversely affecting the general U.S. and global economic conditions and financial markets, and, ultimately, our sales and operating results; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates, and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers, including our ability to transition to provide a more diverse solutions capability; our ability to identify and consummate strategic acquisitions and partnerships; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income (loss) attributable to common stockholders (non-GAAP net income (loss)), non-GAAP earnings per diluted share (non-GAAP EPS), and non-GAAP operating expenses. We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock awards; other income, which includes interest income offset by interest expense; depreciation and/or amortization; and provision for income taxes. In computing non-GAAP operating expenses, we also exclude stock-based compensation expense and amortization. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control and are not necessarily reflective of operational performance during a period.

Our Adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS, and non-GAAP operating expenses measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS, and non-GAAP operating expenses are not measurements of financial performance under GAAP and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. Reconciliations with specific adjustments to GAAP results and outlooks are provided at the end of this release.

Airgain, Inc.

Unaudited Condensed Balance Sheets

(in thousands, except per share data)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$22,533	$13,197
Short term investments	11,016	21,686
Trade accounts receivable	7,016	7,656
Inventory	996	1,193
Prepaid expenses and other current assets	1,090	1,361
Total current assets	42,651	45,093
Property and equipment, net	2,140	2,126
Goodwill	3,700	3,700
Customer relationships, net	2,989	3,110
Intangible assets, net	644	687
Other assets	218	10
Total assets	$52,342	$54,726
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,568	$3,838
Accrued bonus	411	1,385
Accrued liabilities	1,025	1,451
Current portion of deferred rent obligation under operating lease	42	85
Total current liabilities	5,046	6,759
Deferred tax liability	52	52
Deferred rent obligation under operating lease	9	11
Total liabilities	5,107	6,822
Stockholders’ equity:
Common shares, par value $0.0001, 200,000 shares authorized; 10,185 shares issued and 9,697 shares outstanding at March 31, 2020; and 10,146 shares issued and 9,681 shares outstanding at December 31, 2019	1	1
Additional paid in capital	97,360	96,622
Treasury stock, at cost: 489 shares and 465 shares at March 31, 2020, and December 31, 2019, respectively	(4,849)	(4,659)
Accumulated other comprehensive income (loss)	(7)	8
Accumulated deficit	(45,270)	(44,068)
Total stockholders’ equity	47,235	47,904
Commitments and contingencies
Total liabilities and stockholders’ equity	$52,342	$54,726

Airgain, Inc.

Unaudited Condensed Statements of Operations

(in thousands, except per share data)

	Three months ended
	March 31,	December 31,	March 31,
	2020	2019
Sales	$11,216	$13,026	$15,108
Cost of goods sold	5,891	7,248	8,322
Gross profit	5,325	5,778	6,786
Operating expenses:
Research and development	2,418	2,045	2,338
Sales and marketing	1,539	1,072	2,274
General and administrative	2,678	2,751	1,995
Total operating expenses	6,635	5,868	6,607
Income (loss) from operations	(1,310)	(90)	179
Other expense (income):
Interest income	(124)	(155)	(188)
Interest expense	—	4	1
Total other income	(124)	(151)	(187)
Income (loss) before income taxes	(1,186)	61	366
Provision for income taxes	16	(2)	29
Net income (loss)	$(1,202)	$63	$337
Net income (loss) per share:
Basic	$(0.12)	$0.01	$0.03
Diluted	$(0.12)	$0.01	$0.03
Weighted average shares used in calculating income (loss) per share:
Basic	9,690	9,697	9,626
Diluted	9,690	10,025	9,961

Airgain, Inc.

Unaudited Condensed Statements of Cash Flows

(in thousands)

	Three months ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(1,202)	$337
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	122	177
Amortization	164	164
Amortization of premium (discounts) on investments, net	7	(82)
Stock-based compensation	668	514
Deferred tax liability	—	5
Changes in operating assets and liabilities:
Trade accounts receivable	640	(967)
Inventory	197	68
Prepaid expenses and other assets	238	77
Accounts payable	(291)	504
Accrued bonus	(974)	(1,612)
Accrued liabilities	(426)	(19)
Deferred obligation under operating lease	(45)	(41)
Net cash used in operating activities	(902)	(875)
Cash flows from investing activities:
Purchases of available-for-sale securities	(752)	(10,462)
Maturities of available-for-sale securities	11,400	9,585
Purchases of property and equipment	(115)	(159)
Net cash provided by (used in) investing activities	10,533	(1,036)
Cash flows from financing activities:
Repurchases of common stock	(190)	(193)
Proceeds from issuance of common stock, net	70	231
Net cash provided by (used in) financing activities	(120)	38
Net increase (decrease) in cash, cash equivalents and restricted cash	9,511	(1,873)
Cash, cash equivalents, and restricted cash; beginning of period	13,197	13,621
Cash, cash equivalents, and restricted cash; end of period	$22,708	$11,748
Supplemental disclosure of cash flow information:
Interest paid	$—	$1
Taxes paid	$22	$21
Supplemental disclosure of non-cash investing and financing activities:
Accrual of property and equipment	$21	$—

Cash and cash equivalents	$22,533	$11,748
Restricted cash included in other assets	175	—
Total cash, cash equivalents, and restricted cash	$22,708	$11,748

Airgain, Inc. (in thousands, except per share data)

Unaudited Reconciliation of GAAP to non-GAAP Net Income (Loss)

	Three months ended
	March 31,	December 31,	March 31,
	2020	2019
Net income (loss)	$(1,202)	$63	$337
Stock-based compensation expense	668	599	514
Amortization	164	164	164
Other income	(124)	(151)	(187)
Provision for income taxes	16	(2)	29
Non-GAAP net income (loss) attributable to common stockholders	$(478)	$673	$857

Non-GAAP net income (loss) per share:
Basic	$(0.05)	$0.07	$0.09
Diluted	$(0.05)	$0.07	$0.09
Weighted average shares used in calculating non-GAAP income (loss) per share:
Basic	9,690	9,697	9,626
Diluted	9,690	10,025	9,961

Unaudited Reconciliation of GAAP to non-GAAP Operating Expenses

	Three months ended
	March 31,	December 31,	March 31,
	2020	2019
Operating expenses	$6,635	$5,868	$6,607
Stock-based compensation expense	(668)	(599)	(514)
Amortization	(131)	(131)	(131)
Non-GAAP operating expenses	$5,836	$5,138	$5,962

Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended
	March 31,	December 31,	March 31,
	2020	2019
Net income (loss)	$(1,202)	$63	$337
Stock-based compensation expense	668	599	514
Depreciation and amortization	286	284	341
Interest and other income	(124)	(151)	(187)
Provision for income taxes	16	(2)	29
Adjusted EBITDA	$(356)	$793	$1,034

Q2-20 Projections

Reconciliations of GAAP Net Loss to Non GAAP Net Loss, Operating
Expense, and EPS and to Adjusted EBITDA
For the Three Months Ended June 30, 2020
(in millions, except per share data)

Net Loss Reconciliation:		Adjusted EBITDA Reconciliation:
GAAP net loss	$(1.54)	GAAP net loss	$(1.54)
Stock-based compensation	0.69	Stock-based compensation	0.69
Amortization	0.16	Depreciation and amortization	0.29
Other income net of taxes	(0.10)	Other income net of taxes	(0.10)
Non GAAP net loss	$(0.79)	Adjusted EBITDA	$(0.66)

Operating Expense Reconciliation:
GAAP operating expenses	$6.82
Stock-based compensation	(0.69)
Amortization	(0.13)
Non GAAP operating expenses	$6.00

EPS Reconciliation(1):
GAAP EPS	$(0.16)
Stock-based compensation expense	0.07
Amortization	0.02
Other income net of taxes	(0.01)
Non GAAP EPS	$(0.08)

(1)    Amounts are based off of 9.7 million shares outstanding.